Exhibit 99.1

OCCIDENTAL PETROLEUM CORPORATION

LETTER OF TRANSMITTAL AND CONSENT

Offers to Exchange
All Outstanding Notes of the Series Specified Below
Issued by Anadarko Petroleum Corporation (“Anadarko”), Anadarko Holding Company, as successor in interest to Union Pacific Resources Group Inc. (“Anadarko HoldCo”), Anadarko Finance Company (“Anadarko Finance”) and Kerr-McGee Corporation (“Kerr-McGee”)

For
The Corresponding Series of Notes
Issued by Occidental Petroleum Corporation (“Occidental”)

And Solicitation of Consents to Amend the Related Old Notes Indentures

Early Participation Date: 5:00 p.m., New York City Time,       , 2019, unless extended
Expiration Date: 5:00 p.m., New York City Time,       , 2019, unless extended

Aggregate Principal Amount	Title of Series of Notes Issued by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee to be Exchanged (collectively, the “Old Notes”)	Issuer	Old Notes CUSIP/ISIN No.	Title of Series of Notes to be Issued by Us (collectively, the “Oxy Notes”)
$677,035,000	4.850% Senior Notes due 2021	Anadarko	032511BM8 / US032511BM81	4.850% Senior Notes due 2021
$247,965,000	3.450% Senior Notes due 2024	Anadarko	032511BJ5 / US032511BJ52	3.450% Senior Notes due 2024
$650,000,000	6.950% Senior Notes due 2024	Kerr-McGee	492386AU1 / US492386AU15	6.950% Senior Notes due 2024
$310,000	7.250% Debentures due 2025	Anadarko	032511AH0 / US032511AH06	7.250% Debentures due 2025
$1,100,000,000	5.550% Senior Notes due 2026	Anadarko	032511BN6 / US032511BN64	5.550% Senior Notes due 2026
$111,856,000	7.500% Debentures due 2026	Anadarko HoldCo	907834AB1 / US907834AB13	7.500% Debentures due 2026
$47,750,000	7.000% Debentures due 2027	Anadarko	032511AL1 / US032511AL18	7.000% Debentures due 2027
$150,000,000	7.125% Debentures due 2027	Kerr-McGee	492386AK3 / US492386AK33	7.125% Debentures due 2027
$235,133,000	7.150% Debentures due 2028	Anadarko HoldCo	907834AG0 / US907834AG00	7.150% Debentures due 2028
$14,153,000	6.625% Debentures due 2028	Anadarko	032511AM9 / US032511AM90	6.625% Debentures due 2028
$135,005,000	7.200% Debentures due 2029	Anadarko	032511AN7 / US032511AN73	7.200% Debentures due 2029
$116,275,000	7.950% Debentures due 2029	Anadarko HoldCo	907834AJ4 / US907834AJ49	7.950% Debentures due 2029
$900,000,000	7.500% Senior Notes due 2031	Anadarko Finance	032479AD9 / US032479AD91	7.500% Senior Notes due 2031
$500,000,000	7.875% Senior Notes due 2031	Kerr-McGee	492386AT4 / US492386AT42	7.875% Senior Notes due 2031
$1,750,000,000	6.450% Senior Notes due 2036	Anadarko	032511AY3 / US032511AY39	6.450% Senior Notes due 2036

Aggregate Principal Amount	Title of Series of Notes Issued by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee to be Exchanged (collectively, the “Old Notes”)	Issuer	Old Notes CUSIP/ISIN No.	Title of Series of Notes to be Issued by Us (collectively, the “Oxy Notes”)
$2,270,600,000(1)	Zero Coupon Senior Notes due 2036	Anadarko	032511BB2 / US032511BB27	Zero Coupon Senior Notes due 2036
$325,000,000	7.950% Senior Notes due 2039	Anadarko	032511BG1 / US032511BG14	7.950% Senior Notes due 2039
$750,000,000	6.200% Senior Notes due 2040	Anadarko	032510AC3 / US032510AC36	6.200% Senior Notes due 2040
$625,000,000	4.500% Senior Notes due 2044	Anadarko	032511BK2 / US032511BK26	4.500% Senior Notes due 2044
$1,100,000,000	6.600% Senior Notes due 2046	Anadarko	032511BP1 / US032511BP13	6.600% Senior Notes due 2046
$48,800,000	7.250% Debentures due 2096	Anadarko	032511AK3 / US032511AK35	7.250% Debentures due 2096
$60,500,000	7.730% Debentures due 2096	Anadarko	032511AJ6 / US032511AJ61	7.730% Debentures due 2096
$77,970,000	7.500% Debentures due 2096	Anadarko HoldCo	907834AC9 / US907834AC95	7.500% Debentures due 2096
(1)	Aggregate principal amount at maturity. The accreted amount as of , 2019, the anticipated settlement date, will be approximately $ per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2019, UNLESS EXTENDED (THE “EXPIRATION DATE”). YOU MAY WITHDRAW TENDERED OLD NOTES AT ANYTIME PRIOR TO THE EXPIRATION DATE. FOLLOWING THE EXPIRATION DATE, TENDERS OF OLD NOTES MAY NOT BE VALIDLY WITHDRAWN UNLESS OCCIDENTAL IS OTHERWISE REQUIRED BY LAW TO PERMIT WITHDRAWAL. YOU MAY NOT CONSENT TO THE PROPOSED AMENDMENTS TO THE APPLICABLE OLD NOTES INDENTURE WITHOUT TENDERING YOUR OLD NOTES IN THE APPLICABLE EXCHANGE OFFER AND YOU MAY NOT TENDER YOUR OLD NOTES FOR EXCHANGE WITHOUT CONSENTING TO THE APPLICABLE PROPOSED AMENDMENTS. BY TENDERING YOUR OLD NOTES FOR EXCHANGE, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE APPLICABLE OLD NOTES INDENTURE UNDER WHICH THOSE NOTES WERE ISSUED WITH RESPECT TO THAT SPECIFIC SERIES, AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER “THE PROPOSED AMENDMENTS.” YOU MAY REVOKE YOUR CONSENT TO THE PROPOSED AMENDMENTS AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON          , 2019, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “CONSENT REVOCATION DEADLINE”), BUT YOUR CONSENT MAY NOT BE REVOKED AT ANY TIME THEREAFTER. CONSENTS MAY BE REVOKED ONLY BY VALIDLY WITHDRAWING THE ASSOCIATED TENDERED OLD NOTES. A VALID WITHDRAWAL OF TENDERED OLD NOTES PRIOR TO THE CONSENT REVOCATION DEADLINE WILL BE DEEMED TO BE A CONCURRENT REVOCATION OF THE RELATED CONSENT TO THE PROPOSED AMENDMENTS TO THE APPLICABLE OLD NOTES INDENTURE, AND A REVOCATION OF A CONSENT TO THE PROPOSED AMENDMENTS PRIOR TO THE CONSENT REVOCATION DEADLINE WILL BE DEEMED TO BE A CONCURRENT WITHDRAWAL OF THE RELATED TENDERED OLD NOTES. HOWEVER, A VALID WITHDRAWAL OF OLD NOTES AFTER THE CONSENT REVOCATION DEADLINE WILL NOT BE DEEMED A REVOCATION OF THE RELATED CONSENTS AND YOUR CONSENTS WILL CONTINUE TO BE DEEMED DELIVERED.

Deliver to the exchange agent:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By E-mail: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway, Suite 404 New York, New York 10006 Attention: Corporate Actions

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

* If you are a holder of Old Notes resident in Canada, please refer to Annex A at the back of this letter for important eligibility requirements and instructions.

The undersigned hereby acknowledges receipt of the prospectus, dated          , 2019 (the “Prospectus”), of Occidental, as issuer, and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offers of Occidental (each, an “exchange offer” and collectively, the “exchange offers”) to exchange each validly tendered and accepted note (collectively, the “Old Notes”) of the 23 series listed on the cover page hereof issued by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, for a new note (collectively, the “Oxy Notes”) of a corresponding series to be issued by Occidental and (b) the solicitation of consents (each, a “consent solicitation” and collectively, the “consent solicitations”) to amend the Old Notes Indentures governing each series of the Old Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on          , 2019, unless extended by us (such date and time, as it may be extended, the “Early Participation Date”) and not validly withdrawn, holders will receive the total consideration (the “Total Consideration”), which consists of $1,000 principal amount of Oxy Notes and a cash amount of $1.00. The Total Consideration includes an early participation premium (the “Early Participation Premium”), which consists of $30 principal amount of Oxy Notes. In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the exchange consideration (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and therefore consists of $970 principal amount of Oxy Notes and a cash amount of $1.00. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures. For the avoidance of doubt, the $1.00 cash amount for the series of Old Zero Coupon Notes will be paid based on the aggregate principal amount (or accreted value) as of the Settlement Date of such Old Zero Coupon Notes validly tendered.

The Oxy Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for the following Oxy Notes (collectively, the “Oxy $1,000 Denomination Notes”), which will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof:

•	the 6.950% Senior notes due 2024;
•	the 7.250% Senior notes due 2025;
•	the 7.500% Senior notes due 2026;
•	the 7.000% Senior notes due 2027;
•	the 7.125% Senior notes due 2027;
•	the 7.150% Senior notes due 2028;
•	the 6.625% Senior notes due 2028;
•	the 7.200% Senior notes due 2029;
•	the 7.950% Senior notes due 2029;
•	the 7.500% Senior notes due 2031;
•	the 7.875% Senior notes due 2031;

•	the 7.250% Senior notes due 2096;
•	the 7.730% Senior notes due 2096; and
•	the 7.500% Senior notes due 2096.

Occidental will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination of such Oxy Notes. If Occidental would be required to issue an Oxy Note in a denomination other than $2,000 or an integral multiple of $1,000 in excess thereof, or, in the case of the Oxy $1,000 Denomination Notes, in a denomination other than $1,000 or an integral multiple of $1,000 in excess thereof, Occidental will, in lieu of such issuance, issue to such holder an Oxy Note in a principal amount (or, in the case of the Zero Coupon Notes, in a principal amount at maturity) that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination and pay a cash amount equal to:

•	the difference between (i) the principal amount of the Oxy Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the Oxy Note actually issued in accordance with this paragraph; plus
•	accrued and unpaid interest, if any, on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Occidental be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Any holder of the Old Notes located or resident in any member state (a “Member State”) of the European Economic Area (the “EEA”) which is a retail investor will not be able to participate in the exchange offer. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”).

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, attached as Annex A hereto.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed in the Prospectus under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, (i) the completion of the merger, (ii) the satisfaction of the Requisite Consent Condition and (iii) the registration statement of which the Prospectus forms a part having been declared effective by the Securities and Exchange Commission (“SEC”) and remaining effective on the Settlement Date. Occidental may, at its option, waive any such conditions at or by the Expiration Date, except (A) the condition that the registration statement of which the Prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (B) the condition that the merger has been completed or will be completed by the Settlement Date. The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

The table below sets forth, with respect to each series of Old Notes, among other things: the relevant Old Notes Indenture, the guarantor under the relevant Old Notes Indenture and the requisite consent applicable to such series of Old Notes (the “Requisite Consents”):

Title of Series of Old Notes	Issuer	Guarantor	Indenture	Requisite Consent
Kerr-McGee 1982 Old Notes Indenture
7.125% Debentures due 2027	Kerr-McGee	Anadarko	Kerr-McGee 1982 Old Notes Indenture	Two-thirds by all series under the Kerr-McGee 1982 Old Notes Indenture (voting as one class)(1)
Anadarko 1995 Old Notes Indenture
7.250% Debentures due 2025	Anadarko	None	Anadarko 1995 Old Notes Indenture	Majority by series(2)
7.250% Debentures due 2096	Anadarko	None	Anadarko 1995 Old Notes Indenture	Majority by series(2)
7.730% Debentures due 2096	Anadarko	None	Anadarko 1995 Old Notes Indenture	Majority by series(2)
Anadarko HoldCo 1996 Old Notes Indenture
7.500% Debentures due 2026	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1996 Old Notes Indenture	Majority by series(3)
7.150% Debentures due 2028	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1996 Old Notes Indenture	Majority by series(3)
7.500% Debentures due 2096	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1996 Old Notes Indenture	Majority by series(3)
Anadarko 1997 Old Notes Indenture
7.000% Debentures due 2027	Anadarko	None	Anadarko 1997 Old Notes Indenture	Majority by series(3)
6.625% Debentures due 2028	Anadarko	None	Anadarko 1997 Old Notes Indenture	Majority by series(3)
7.200% Debentures due 2029	Anadarko	None	Anadarko 1997 Old Notes Indenture	Majority by series(3)
Anadarko HoldCo 1999 Old Notes Indenture
7.950% Debentures due 2029	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1999 Old Notes Indenture	Majority by series(4)
Anadarko Finance 2001 Old Notes Indenture
7.500% Senior Notes due 2031	Anadarko Finance	Anadarko	Anadarko Finance 2001 Old Notes Indenture	Majority by series(5)
Kerr-McGee 2001 Old Notes Indenture
6.950% Senior Notes due 2024	Kerr-McGee	Anadarko	Kerr-McGee 2001 Old Notes Indenture	Majority by all series under the Kerr-McGee 2001 Old Notes Indenture (voting as one class)(6)

Title of Series of Old Notes	Issuer	Guarantor	Indenture	Requisite Consent
7.875% Senior Notes due 2031	Kerr-McGee	Anadarko	Kerr-McGee 2001 Old Notes Indenture	Majority by all series under the Kerr-McGee 2001 Old Notes Indenture (voting as one class)(6)
Anadarko 2006 Old Notes Indenture
4.850% Senior Notes due 2021	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
3.450% Senior Notes due 2024	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
5.550% Senior Notes due 2026	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
6.450% Senior Notes due 2036	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
Zero Coupon Senior Notes due 2036	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
7.950% Senior Notes due 2039	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
6.200% Senior Notes due 2040	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
4.500% Senior Notes due 2044	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
6.600% Senior Notes due 2046	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
(1)	Requires the consent of holders of at least two-thirds in principal amount of the outstanding securities under the Kerr-McGee 1982 Old Notes Indenture (voting as a class). As of the date hereof, the 7.125% Debentures due 2027 is the only series of securities outstanding under the Kerr-McGee 1982 Old Notes Indenture.
(2)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(3)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(4)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(5)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(6)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities under the Kerr-McGee 2001 Old Notes Indenture (voting as a class).
(7)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities under the Anadarko 2006 Old Notes Indenture (voting as a class).

This Letter of Transmittal is to be used to accept one or more of the exchange offers if the applicable Old Notes are to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Unless you intend to tender all of your Old Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offers.

Holders of Old Notes tendering all Old Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the applicable exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Delivery of Old Notes pursuant to a notice of guaranteed delivery is not permitted and any Old Notes so delivered shall not be considered validly tendered.

Holders tendering Old Notes will thereby consent to the proposed amendments to the applicable Old Notes Indenture governing the Old Notes of such series tendered, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the Old Notes tendered.

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, Occidental will issue Oxy Notes in global, book-entry form and pay the cash consideration in connection with the exchange offers on the Settlement Date (in exchange for Old Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

Occidental will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the applicable Old Notes Indenture) if and when Occidental has given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Oxy Notes and payment of the cash consideration in connection with the exchange of Old Notes accepted by Occidental will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Old Notes for the purpose of receiving consents and Old Notes from, and transmitting Oxy Notes and the cash consideration to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Old Notes are withdrawn prior to the Expiration Date, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

It is expected that the supplemental indentures for the proposed amendments to the Old Notes Indentures will be duly executed and delivered by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, and the applicable Old Notes Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the applicable Requisite Consents and the proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer.

Global Bondholder Services Corporation, as exchange agent (the “exchange agent”), will act as agent for the tendering holders of Old Notes for the purpose of receiving any cash payments from Occidental. DTC will receive the Oxy Notes from the exchange agent and deliver Oxy Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives Oxy Notes with respect to Old Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offers and consent solicitations means any person in whose name Old Notes are registered on the books of Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee or any other person who has obtained a properly completed bond power from the registered holder, as applicable. Holders who wish to tender their Old Notes using this Letter of Transmittal must complete it in its entirety. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offers and consent solicitations.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of Old Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered” below and sign this Letter of Transmittal where indicated.

The Oxy Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash consideration will be made by credit to the DTC account of the undersigned (unless specified otherwise in the “Special Payment Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of Oxy Notes will render a tender defective and Occidental will have the right, which it may waive, to reject such tender without notification.

List below the Old Notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF OLD NOTES TENDERED AND IN RESPECT OF WHICH CONSENTS
ARE DELIVERED

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON OLD NOTES.	SERIES/ TITLE OF SECURITY	CUSIP / ISIN NO. OF TENDERED OLD U.S. NOTE(S)	CERTIFICATE NUMBER(S)*	TOTAL PRINCIPAL AMOUNT HELD**	PRINCIPAL AMOUNT TENDERED AND AS TO WHICH CONSENTS ARE DELIVERED***

*	The certificate number need not be completed by holders tendering by book-entry transfer.
**	The total principal amount held in respect of the Old Zero Coupon Notes should refer to the total aggregate principal amount at maturity.
***	Unless otherwise indicated, any tendering holder of Old Notes will be deemed to have tendered the entire aggregate principal amount represented by such Old Notes. Tenders of Old Notes (and corresponding consents thereto) will only be accepted in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than with respect to the Oxy $1,000 Denomination Notes, which may be tendered (and corresponding consents given) only in minimum denominations equal to $1,000 and integral multiples of $1,000 in excess thereof. The Oxy Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, attached as Annex A hereto.

☐	CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.
☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

By crediting the Old Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offers, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

CANADIAN RESIDENTS: IF THE UNDERSIGNED IS A CANADIAN RESIDENT, OR IS A BROKER-DEALER HOLDING TENDERED OLD NOTES ON BEHALF OF A BENEFICIAL OWNER THAT IS A CANADIAN RESIDENT, THE UNDERSIGNED MUST ALSO COMPLETE ANNEX A.

SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to Occidental, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of Old Notes indicated in the table above entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered” (or, if no principal amount is indicated therein, with respect to the entire aggregate principal amount represented by the series of Old Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the applicable Old Notes Indenture and to the execution of a supplemental indenture (each, a “Supplemental Indenture”) effecting such amendments to each applicable Old Notes Indenture.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked after the Consent Revocation Deadline, 5:00 p.m., New York City time, on          , 2019, unless extended, and that tendered Old Notes may not be withdrawn after the Expiration Date, 9:00 a.m., New York City time, on          , 2019, unless extended. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless Occidental is required by law to permit withdrawal. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered.

If the undersigned is not the registered holder of the Old Notes indicated in the table above entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered” or such holder’s legal representative or attorney-in-fact (or, in the case of Old Notes held through DTC, the DTC participant for whose account such Old Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such Old Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under the Prospectus in “—The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, (i) the completion of the merger, (ii) the satisfaction of the Requisite Consent Condition and (iii) the registration statement of which the Prospectus forms a part having been declared effective by the SEC and remaining effective on the Settlement Date. Occidental may, at its option, waive any such conditions at or by the Expiration Date, except (A) the condition that the registration statement of which the Prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (B) the condition that the merger has been completed or will be completed by the Settlement Date. The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offers, Old Notes of any series validly tendered and accepted for exchange and not validly withdrawn will be exchanged for Oxy Notes of the corresponding series. The undersigned understands that, under certain circumstances, Occidental may not be required to accept any of the Old Notes tendered (including any such Old Notes tendered after the Expiration Date). If any Old Notes are not accepted for exchange for any reason or if Old Notes are withdrawn, such unexchanged or withdrawn Old Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of Oxy Notes and the payment of the cash consideration, in exchange for Old Notes tendered by this Letter of Transmittal upon the terms and subject to the conditions of the exchange offers set forth in the Prospectus, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of Occidental all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Old Notes tendered thereby;
(2)	represents and warrants that the Old Notes tendered were owned as of the date of tender free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;
(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the series of Old Notes tendered;
(4)	empowers, authorizes, and requests the applicable Old Notes Trustee, to the extent necessary under the relevant Old Notes Indenture, without the further consent of the holders of the relevant Old Notes, to take any action or steps necessary to effect the proposed amendments, and declares and acknowledges that the applicable Old Notes Trustee will not be held responsible for any liabilities or consequences arising as a result of any such actions;
(5)	indemnifies and holds harmless applicable Old Notes Trustee from and against all losses, liabilities, damages, costs, charges and expenses which may be suffered or incurred by it as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against such Old Notes Trustee and against all losses, liabilities, damages, costs, charges and expenses (including legal fees) which such Old Notes Trustee may suffer or incur which in any case arise as a result of the consent solicitation, any actions taken in connection therewith, including any documents or agreements such Old Notes Trustee may be asked to sign;
(6)	irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Notes (with full knowledge that the exchange agent also acts as the agent of Occidental), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Notes tendered to be assigned, transferred and exchanged in the exchange offers;
(7)	if it is in Canada, such holder is an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and is a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations;
(8)	acknowledges that it (a) is not resident and/or located in any Member State of the EEA, or if resident and located in any Member State of the EEA, it is not a retail investor; for these purposes, “retail investor” means a person who is one (or more) of the following: (1) a retail client as defined in point (11) of Article 4(1) of MiFID II, (2) a customer within the meaning of Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (3) a person that is not a qualified investor as defined in the Prospectus Directive; and (b) is acting for its own account, or, if it is acting as agent, each principal it is acting for is not a retail investor;
(9)	represents and warrants that if it or the beneficial owner on behalf of which the undersigned is acting, is resident in Canada, it, or, if applicable, the beneficial owner on behalf of which the undersigned is acting, is an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and is a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations;
(10)	agrees to respond promptly to inquiries from Occidental, its agents or Canadian legal counsel in respect of its status as an accredited investor and in order to complete required filings with Canadian securities regulatory authorities; and
(11)	acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) a high net worth entity or other person, in each case falling within

Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the exchange offers in, from or otherwise involving the United Kingdom.

The undersigned understands that tenders of Old Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by Occidental, will constitute a binding agreement between the undersigned and Occidental upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to any tendered Old Notes (with full knowledge that the exchange agent also acts as the agent of Occidental), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such Old Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of Occidental;
(2)	present such Old Notes for transfer of ownership on the books of Occidental;
(3)	deliver to Occidental and the Trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;
(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the exchange offers, as described in the Prospectus; and
(5)	receive on behalf of the undersigned the Oxy Notes issuable, and cash payable, in respect of such tendered Old Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will any holder receive any payment for interest on the cash consideration by reason of any delay on the part of the exchange agent in making delivery or payment to such holder or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Occidental be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that, if it is located outside the United States, the exchange offers and consent solicitations and the undersigned’s acceptance of such exchange offers and consent solicitations do not contravene the applicable laws of where it is located and that its participation in the exchange offers and consent solicitations will not impose on Occidental any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows as of the date hereof:

(1)	the undersigned (i) has full power and authority to tender the Old Notes tendered hereby and to tender, sell, assign and transfer all right, title and interest in and to such Old Notes and (ii) either has full power and authority to consent to the proposed amendments to the applicable Old Notes Indenture relating to such series of Old Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority;
(2)	the Old Notes being tendered hereby were owned as of the date of tender free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Old Notes by Occidental, Occidental will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

(3)	the undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Occidental to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the applicable Supplemental Indenture with respect to each applicable series of Old Notes;
(4)	the undersigned acknowledges that none of Occidental, its subsidiaries, Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, the exchange agent, the information agent, the dealer managers or the trustees under the Old Notes Indentures or the Indenture, or any person acting on behalf of any of the foregoing, has made any statement, representation, or warranty, express or implied, to it with respect to Occidental, its subsidiaries, Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee or the offer or sale of any Oxy Notes, other than the information included in the Prospectus (as supplemented to the Expiration Date);
(5)	the undersigned will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Old Notes or the Oxy Notes, as applicable, constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the Oxy Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions; and
(6)	the Terms and Conditions of the exchange offers and consent solicitations shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that tenders of Old Notes may be withdrawn only at any time prior to the Expiration Date. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless Occidental is otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consent and the undersigned’s consent will continue to be deemed delivered. A notice of withdrawal with respect to tendered Old Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth under the Prospectus in “—The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

If the terms of the exchange offers and consent solicitations are amended in a manner determined by Occidental to constitute a material change adversely affecting any holder of the Old Notes, Occidental will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment and will extend the relevant exchange offers and consent solicitations as required by applicable law.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered,” for the cash consideration in respect of any Old Notes accepted for exchange and for any book-entry transfers of Old Notes not accepted for exchange. If the “Special Payment

Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any cash consideration in respect of any Old Notes accepted for exchange, and for any book-entry transfers of Old Notes not accepted for exchange, in the name of the person or account indicated under “Special Payment Instructions.”

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, attached as Annex A hereto.

The undersigned recognizes that Occidental has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any Old Notes from the holder(s) thereof if Occidental does not accept for exchange any of the principal amount of the Old Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

SPECIAL PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY if (i) payment of any cash amounts is to be credited to an account maintained at DTC other than the account indicated above, or (ii) Old Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐	Credit any cash amounts or unexchanged Old Notes delivered by book-entry transfer to DTC account number set forth below:

DTC Account Number:

Name:
(PLEASE PRINT OR TYPE)

Address:
(INCLUDE ZIP CODE)

Tax Identification or Social Security No:

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT OLD NOTES ARE BEING PHYSICALLY TENDERED HEREBY
(PLEASE ALSO INCLUDE A COMPLETED FORM W-9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the applicable Old Notes Indentures (and to the execution of the applicable Supplemental Indentures effecting such amendments) with respect to, the principal amount of each series of Old Notes indicated in the table above entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered.”

SIGNATURE(S) REQUIRED
Signature(s) of Registered Holder(s) of Old Notes

X

X

Dated:          , 2019

(The above lines must be signed by the registered holder(s) of Old Notes as the name(s) appear(s) on the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Old Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by Occidental, submit evidence satisfactory to Occidental of such person’s authority so to act.

See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name:
(PLEASE PRINT OR TYPE)
Capacity:

Address(es):
(INCLUDE ZIP CODE)
Area Code and Telephone Number:

Tax Identification or Social Security No:

SIGNATURE(S) GUARANTEED (IF REQUIRED)
See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.
Signature(s) guaranteed by a Medallion Signature Guarantor:
(Authorized Signature)
(Title)
(Name of Firm)
(Address, Including Zip Code)
(Area Code and Telephone Number)

Dated:         , 2019

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS AND
CONSENT SOLICITATIONS

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders if tenders of Old Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Old Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the Expiration Date of the applicable exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer Old Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date of such exchange offer. The exchange agent will make available its general participant account at DTC for the Old Notes for purposes of the exchange offers.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to Occidental, Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, DTC or the dealer managers.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, Occidental recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, attached as Annex A hereto.

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offer. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive.

Neither Occidental nor the exchange agent is under any obligation to notify any tendering holder of Occidental’s acceptance of tendered Old Notes prior to the expiration of the exchange offers.

2. Delivery of Oxy Notes. Oxy Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered.” Failure to do so will render a tender of Old Notes defective and Occidental will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any Oxy Notes delivered pursuant to the exchange offers and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tenders of Old Notes (and corresponding consents thereto) will only be accepted in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than with respect to the Oxy $1,000 Denomination Notes, which will only be accepted in principal amounts equal to $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the applicable minimum authorized denomination as set forth under the Prospectus in “—The Exchange Offers and Consent Solicitations”). No alternative, conditional or contingent tenders will be accepted.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Old Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Old Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or
•	the Old Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;
•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;
•	a credit union;
•	a national securities exchange, registered securities association or clearing agency; or
•	a savings institution.

If the Old Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Old Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Old Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of Old Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Old Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the Old Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Old Notes) listed and tendered hereby, then no endorsements of the tendered Old Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Old Notes, the registered holder (or acting holder) must either validly endorse the Old Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Old Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Old Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Old Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Old Notes are tendered for the account of an eligible institution).

If Old Notes are to be tendered by any person other than the person in whose name the Old Notes are registered, then the Old Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Old Notes, with the signature(s) on the

Old Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

Occidental will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Old Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Occidental, submit evidence satisfactory to Occidental of their authority so to act along with this Letter of Transmittal.

Beneficial owners whose tendered Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee and instruct it to tender on the owners’ behalf, if such beneficial owners wish to participate in the exchange offers.

5. Special Payment Instructions. If cash consideration for the Old Notes tendered hereby is to be credited to a DTC account other than as indicated in the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered,” the undersigned should complete the “Special Payment Instructions” box on this Letter of Transmittal. All Old Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which Old Notes were delivered.

6. Canadian Residents. Holders of Old Notes that are Canadian residents and broker-dealers holding tendered Old Notes on behalf of beneficial owners that are Canadian residents must also complete one copy of Annex A for each such holder or beneficial owner and return same to the exchange agent.

7. Transfer Taxes. Occidental will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to Occidental in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

8. U.S. Federal Backup Withholding. Under current U.S. federal income tax law, the exchange agent (as payers) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Occidental, Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

9. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offers will be determined by Occidental and our determination will be final and binding. Occidental reserves the right to reject any or all tenders not in proper form or the acceptance for exchange of which may be unlawful. Occidental also reserves the right to waive any defect or irregularity in the tender of any Old Notes in the exchange offers, and Occidental’s interpretation of the terms and conditions of the exchange offers (including the instructions in this Letter of Transmittal) will be final and binding on all parties. None of Occidental, its subsidiaries, Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, the exchange agent, the information agent, the dealer managers or the trustees under the Old Notes Indentures or our Indenture will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by Occidental, in whole or in part, except that Occidental may not waive (i) the condition that the registration statement of which the Prospectus forms a part be declared effective by the SEC and remain effective on the Settlement Date or (ii) the condition that the merger has been completed or will be completed by the Settlement Date). Old Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Old Notes by crediting an account maintained at DTC designated by such participant promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

10. Requisite Consent. The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

11. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

12. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

In order to tender, a holder of Old Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to ATOP.

The exchange agent and information agent for the exchange offers and the consent solicitations for the Old Notes is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By E-mail: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway, Suite 404 New York, New York 10006 Attention: Corporate Actions

Questions regarding the completion of this Letter of Transmittal or the Canadian Eligibility Form attached as Annex A hereto should be directed to the information agent, Global Bondholder Services Corporation, at the telephone numbers and address listed above.

Any questions or requests for assistance regarding the Old Notes may be directed to the dealer managers at the addresses and telephone numbers set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The dealer managers for the exchange offers and the solicitation agents for the consent solicitations for the Old Notes are:

BofA Merrill Lynch 214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 Toll Free: (888) 292-0070 Collect: (980) 683-3215 Attention: Liability Management Group	Citigroup 388 Greenwich Street, 7th Floor New York, New York 10013 Toll Free: (800) 558-3745 Collect: (212) 723-6106 Attention: Liability Management Group

J.P. Morgan 383 Madison Avenue New York, New York 10179 Toll Free: (866) 834-4666 Collect: (212) 834-4802 Attention: Liability Management Group	Wells Fargo Securities 550 South Tryon Street Charlotte, North Carolina 28202 Toll Free: (866) 309-6316 Collect: (704) 410-4756 Attention: Liability Management

Annex A
Canadian Eligibility Form

TO BE COMPLETED BY REGISTERED HOLDERS OF OLD U.S. NOTES THAT ARE CANADIAN RESIDENTS AND BY REGISTERED HOLDERS HOLDING OLD U.S. NOTES ON BEHALF OF BENEFICIAL OWNERS THAT ARE CANADIAN RESIDENTS (See Instruction 6)

One copy of this Annex A must be completed for each beneficial owner that is a Canadian resident.

Information relating to Canadian participants in Occidental Petroleum Corporation’s (“Occidental” or the “Company”) exchange offers in respect of its 23 series of notes (collectively, the “Old Notes”) described in the table set forth in the prospectus of the Company dated           , 2019 (the “Prospectus”) for (a) 23 new series of notes (the “Oxy Notes”), which each Oxy Note will have an interest rate and maturity that is identical to the interest rate and maturity of the tendered Old Note, as well as identical interest payment dates and optional redemption prices (subject to certain technical changes to ensure that the calculations of the treasury rate are consistent with the methods used in the new notes issuance), as the applicable series of Old Notes, as described in the Prospectus, and (b) an additional cash payment in the amount set forth in the Prospectus.

***

The undersigned has completed the following and acknowledges that Occidental is relying on such information in respect of itself as the beneficial owner of Old Notes or on behalf of all beneficial owners on behalf of which the undersigned is acting. If the space provided below is inadequate, list the certificate numbers, CUSIP numbers, principal amounts and other information on a separately executed schedule and affix the schedule to this Canadian Eligibility Form.

For greater certainty, if the undersigned is a depository, custodian, nominee or other intermediary completing this Annex on behalf of beneficial owners on behalf of which the undersigned in acting, the information provided below must relate to such beneficial owners, not the undersigned.

Notwithstanding the foregoing, a portfolio manager or dealer exchanging Old Notes on behalf of one or more fully managed accounts should only complete a single form for all such accounts, with the portfolio manager or dealer named as the beneficial owner.

If a person outside Canada has full discretion to trade securities for the account of a client in Canada without requiring the client’s express consent to a transaction, this Annex is not required to be completed.

Please return this form to Global Bondholder Services Corporation at the address set forth below:

Global Bondholder Services Corporation
65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions
Bank and Brokers Call Collect: (212) 430-3774
All Others, Please Call Toll-Free: (866) 470-3900
contact@gbsc-usa.com

Full Legal Name(s), Address(es), Postal Code, Telephone No.(s) and Email address of such beneficial owner	The paragraph letter in the definition of “accredited investor” in section 1.1 of NI 45-106 that applies to the beneficial owner (select only one from list in Schedule A)	If the beneficial owner is a “permitted client” as defined in NI 31-101 please indicate Yes (Y) or No (N) below	Series/Title of Security	CUSIP Number of Tendered Old Note(s)	VOI Number	DTC Participant Number	Certificate Number(s)	Principal Amount Tendered

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By:		Institution:
(Signature)
Name:		Address:
Title:
(City/State/Postal Code)
Dated:
(Country)
Telephone:
(including country code)
E-Mail:

Schedule A
Accredited Investor Definition

Derived from section 1.1 of National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”) for purposes of the chart above

“accredited investor” means:

(a) except for a beneficial owner resident in Ontario, a Canadian financial institution, or a Schedule III bank,

(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d)

(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds C$1,000,000,

(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000,

(k) an individual whose net income before taxes exceeded C$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,

(m) a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements and such person has not been created or used solely to purchase or hold securities as an accredited investor,

(n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment), or 2.19 (Additional investment in investment funds) of NI 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106,

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or

(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.